Exhibit 10.11

CONSULTING AGREEMENT

This AGREEMENT dated September 26, 2020 (the “Effective Date”).

BETWEEN:

silver bull resources, inc.

Suite 1610, 777 Dunsmuir Street, Vancouver, BC, V7Y 1K4

(the “Company”)

AND:

Sean Fallis

Suite 1610, 777 Dunsmuir Street, Vancouver, BC, V7Y 1K4

(the “Consultant”)

WITNESSES THAT WHEREAS:

A.       The Consultant currently an employee of the Company whose employment will terminate effective September 25, 2020.

B.       The Company wishes to retain the Consultant to assist, through telephone calls and email, with transitioning responsibilities to the Company’s new Chief Financial Officer effective September 26, 2020.

C.       The Consultant agrees to provide such services to the Company on the terms and conditions set out herein.

THEREFORE in consideration of the sum of $10.00 and the covenants and agreements herein, and for other good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	SERVICES

1.1          Independent Contractor. It is acknowledged and agreed that:

(a)	The Consultant shall at all times be an independent contractor. The Consultant is not the employee or agent of the Company and no partnership, joint venture or agency will be created by this Agreement or by any action of the parties under this Agreement and the Consultant shall not represent itself to be in any such relationship with the Company.
(b)	The Consultant acknowledges and agrees that he shall be responsible for payment to the proper authorities of any and all income taxes.

2.	STOCK OPTIONS

2.1        The Consultant shall be eligible to exercise all vested options during the consulting period and within 90 days of the termination of this Agreement on the terms and conditions set out in the Company’s 2010 Stock Option and Stock Bonus Plan, as amended. The Consultant will be eligible for additional stock option grants at the sole discretion of the Board of Directors of the Company.

3.	TERM AND TERMINATION

3.1          This Agreement shall become effective on September 26, 2020 and shall continue until September 25, 2021. This agreement may be extended on the written agreement of the Company and the Consultant. Either party may terminate this Agreement during its term in the event of a fundamental breach by the other party, provided that the party alleging a fundamental breach provide the other party written notice of the alleged breach and provides that party 10 days to cure the alleged breach if possible.

4.	Confidential Information and Company Property

4.1       Except as required by law or in the normal and proper course of the Consultant providing services to the Company hereunder, the Consultant will not use for the Consultant’s own account or disclose to anyone else, during or after the term of this Agreement, any confidential or proprietary information or material relating to the operations or business of the Company and its subsidiaries which the Consultant obtains from the Company, the subsidiaries or their officers, employees, agents, suppliers or customers or otherwise by virtue of the Consultant’s engagement by the Company or the subsidiaries. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its subsidiaries except to the extent otherwise in the public domain: corporate information, including plans, strategies, tactics, policies, resolutions, and any litigation or negotiations; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, technical drawings and designs, mine plans, pit designs and reserve and resource estimates; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations (collectively, the “Confidential Information”).

4.2          The Consultant agrees that all documents (including, without limitation, software and information in machine-readable form) of any nature pertaining to activities of the Company and to its subsidiaries, including without limitation, Confidential Information, in the Consultant’s possession now or at any time during the term of this Agreement, are and shall be the property of the Company and its subsidiaries, and that all such documents and all copies of them shall be surrendered to the Company whenever requested by the Company.

5.	Return of Documents

5.1          The Consultant agrees that all files, documents and equipment issued to the Consultant of any nature pertaining to business of the Company are and shall be the property of the Company, and that all such documents and all copies of them and any equipment shall be returned to the Company up on the termination of the Consultant’s engagement by the Company for any reason.

6.	EQUITABLE RELIEF

6.1          The Consultant agrees that, in the event it violates any of the restrictions referred to in sections 4 and 55,6 75the Company shall suffer irreparable harm and shall be entitled to preliminary and permanent injunctive relief and any other remedies in law or in equity which the court deems fit.

7.	SEVERABILITY

Should any part of this Agreement be declared or held to be invalid for any reason, the invalidity shall not affect the validity of the remainder of this Agreement which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid.

8.	INDEMNIFICATION

During the period of this Agreement the Company will continue to indemnify the Consultant in accordance with the terms of the Indemnification Agreement between the Company and the Consultant dated May 2, 2013.

9.	SURVIVAL

The Company and the Consultant expressly acknowledge and agree that the provisions of this Agreement, which by their express or implied terms extend beyond the termination of the Consultant’s services hereunder, or beyond the termination of this Agreement, shall continue in full force and effect notwithstanding the termination of the Consultant’s services or the termination of this Agreement for any reason.

10.	ENTIRE AGREEMENT AND AMENDMENTS

The provisions herein, constitute the entire agreement between the parties in relation to providing consulting services to the Company and supersede all previous communications, representations and agreements, whether oral or written, between the Company and the Consultant with respect to the subject matter hereof. This Agreement may not be amended or modified except by written instrument signed by the Company and the Consultant.

11.	GOVERNING LAW

This Agreement shall be governed by and interpreted exclusively in accordance with the laws of British Columbia, and the courts of British Columbia shall have the exclusive jurisdiction over this Agreement and any claim or dispute arising under it.

12.	ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, personal representatives and permitted assigns.

13.	ASSIGNMENT OF RIGHTS

The Company shall have the right to assign this Agreement to another party, including, without limitation, any successor company that acquires all or substantially all of the Company’s assets. The Consultant shall not assign his rights under this Agreement.

14.	LEGAL ADVICE

The Consultant acknowledges that it was recommended by the Company that it obtain independent legal advice before executing this Agreement and that by executing this Agreement the Consultant represents that it had the opportunity to obtain independent legal advice.

IN WITNESS WHEREOF the parties have hereto have duly executed this agreement as of the day and year first above written.

SILVER BULL RESOURCES, INC.

Per: /s/ Brain Edgar

/s/ Sean Fallis
SEAN FALLIS